REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM




To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Milwaukee, Wisconsin 53212


In planning and performing our audit of the financial statements of Advisory Research
MLP & Energy Income Fund and Advisory
Research MLP & Energy Infrastructure Fund the Funds, each a series of Investment
Managers Series Trust, for the year ended
November 30, 2014, in accordance with the standards of the Public Company Accounting
Oversight Board United States, we
considered their internal control over
financial reporting, including
control activities for safeguarding
securities, as a basis for designing
our auditing procedures for the purpose
of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Funds is responsible
for establishing and maintaining effective
internal control over financial reporting.
In fulfilling this responsibility, estimates
and judgments by management are required
to assess the expected benefits and related
costs of controls.   A company s internal
control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A company s internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company 2 provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company s assets that could have a material effect on the financial statements.

Because of inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.   Also,
projections of any evaluation of
effectiveness to future periods are
subject to the risk that controls may
become inadequate because of changes
in conditions, or that the degree of
compliance with the
policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when
the design or operation of a control
does not allow management or
employees, in the normal course of
performing their assigned
functions, to prevent or detect
misstatements on a timely basis.   A
material weakness is a deficiency,
or combination of deficiencies,
in internal control over financial
reporting, such that there is a
reasonable possibility that a material
misstatement of the company s
annual or interim financial statements
will not be prevented or
detected on a timely basis.






Our consideration of the Funds
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in
internal control that might be
material weaknesses under standards
established by the Public Company
Accounting Oversight Board United
States.   However, we noted no
deficiencies in the Funds
internal control over financial
reporting and its operation,
including controls for
safeguarding securities, which
we consider to be material
weaknesses, as defined above,
as of November 30, 2014.

This report is intended solely
for the information and use of
management, Shareholders and
Board of Trustees of Investment
Managers Series Trust and the
Securities and Exchange Commission,
and is not intended to be
and should not be used by anyone
other than these specified parties.




TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 28, 2015












To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Page Two